Exhibit 99.1

Sovran Self Storage Reports Third Quarter Results; Adjusted FFO per Share Increases 12.8%, Acquired Eleven Properties

BUFFALO, N.Y.--(BUSINESS WIRE)--October 28, 2015--Sovran Self Storage, Inc. (NYSE:SSS), a self storage real estate investment trust (REIT), reported operating results for the quarter ended September 30, 2015.

Third Quarter 2015 Highlights:

  Achieved adjusted funds from operations ("FFO") per fully diluted common share of $1.32, representing a 12.8% increase over the same period last year.
  Increased same store revenue by 6.5% and net operating income ("NOI") by 8.4% as compared to the third quarter of 2014.
  Grew same store average occupancy for the quarter by 80 basis points to 92.0% compared to the same period in 2014. Same store occupancy at September 30, 2015, was 91.4%; a full 100 basis points over September 30, 2014.
  Attained a record high occupancy of 93.1% during the month of July.
  Acquired eleven self storage facilities for approximately $66 million.
  Paid a quarterly dividend of $0.85 per share of common stock.

Net income available to common shareholders for the third quarter of 2015 was $31.5 million or $0.88 per fully diluted common share. For the same period in 2014, net income available to common shareholders was $25.6 million or $0.77 per fully diluted common share.

Funds from operations (FFO) for the quarter were $1.29 per fully diluted common share compared to $1.12 for the same period last year. Absent $1.0 million of acquisition costs incurred in the third quarter of 2015 and $1.7 million of acquisition costs and straight-line rent adjustments in the third quarter of 2014, adjusted FFO per share was $1.32 and $1.17 for the third quarter of 2015 and 2014, respectively.

Increased occupancy and rental rates were the primary contributors to the Company’s strong FFO growth during the quarter.

OPERATIONS:

Total revenues increased 11.9% over last year’s third quarter while operating costs increased 9.6%, resulting in an NOI (4) increase of 13.1%. Overall occupancy averaged 91.5% for the period, and rental rates averaged $12.79 per sq. ft.

Revenues for the 399 stores wholly owned by the Company since January 1, 2014 increased 6.5% from those of the third quarter of 2014, the result of an 80 basis point increase in average occupancy, a 5.1% increase in rental rates, increases in tenant insurance administrative fees, and other income.

Same store operating expenses increased 2.6% for the third quarter of 2015 compared to the prior year period, primarily the result of increased personnel costs, real estate taxes and internet marketing expenses.

Consequently, same store net operating income increased 8.4% this period over the third quarter of 2014.

General and administrative expenses increased by approximately $0.7 million over the same period in 2014, primarily due to increases in personnel costs associated with operating 36 more stores during the quarter than at this time last year, legal fees and income taxes on its taxable REIT subsidiary. Beginning with the first quarter of 2015, the company reclassified internet marketing costs from general and administrative expenses to property operations expense for all periods presented so as to be consistent with industry practices.

During the third quarter of 2015, the Company experienced same store revenue growth in 23 of the 24 states in the same store pool. Overall, the stores with the strongest revenue impact include those in Texas, Florida, New York and Georgia.

PROPERTIES:

During the quarter, the Company acquired eleven storage facilities at a cost of approximately $66 million. Seven of the stores are in established Company markets in North and South Carolina. The other four are in Syracuse, NY where the Company now operates a total of eight stores.

At September 30, 2015, the Company was in contract to acquire an additional nine stores for total consideration of $67 million. These pending acquisitions are subject to further due diligence and closing conditions; therefore no assurance can be given that these properties will be purchased according to the terms described.

CAPITAL TRANSACTIONS:

Illustrated below are key financial ratios at September 30, 2015:

  Debt to Enterprise Value (at $94.30/share) 20.2%
  Debt to Book Cost of Storage Facilities 35.0%
  Debt to EBITDA Ratio 3.9x
  Debt Service Coverage 6.1x

At September 30, 2015, the Company had approximately $6.1 million of cash on hand, and $186 million available on its line of credit.

During the quarter, the Company issued 300,211 shares pursuant to its “At The Market” (ATM) program at an average price of $96.13 per share. The net proceeds of $28.5 million were used to acquire the aforementioned properties. In July, the Company issued 32,690 shares at a price of $90.60 through its Dividend Reinvestment Plan.

COMMON STOCK DIVIDEND:

Subsequent to quarter-end, the Company’s Board of Directors approved a quarterly dividend of $0.85 per share or $3.40 annualized.

YEAR 2015 EARNINGS GUIDANCE:

Management is encouraged by its occupancy gains and its ability to attain significant rental rate growth in most markets. The following assumptions covering operations have been utilized in formulating guidance for the fourth quarter and full year 2015:

Same Store
Projected Increases Over 2014
	4Q 2015	Full Year 2015
Revenue	6.25 – 6.75%	5.75 – 6.75%
Operating Costs (excluding property taxes)	2.0 – 3.0%	2.0 – 3.0%
Property Taxes	14.0 – 15.0%*	5.0 – 6.0%
Total Operating Expenses	5.0 – 6.0%	3.0 – 4.0%
Net Operating Income	6.5 – 7.5%	7.0 – 8.0%

*The Company recorded a significant reduction in property tax expense in 4Q 2014 as a result of several successful protests. Such benefits are not expected in 2015, and as a result, the estimated property tax increase for 4Q, while expected, appears unusual.

The Houston market comprises approximately 11% of the 2015 forecasted NOI of the Company’s 453 wholly owned stores, and is expected to perform at least as well as the overall portfolio. Forecasts for the 40 same store pool of properties in the Company’s Houston market include revenue growth of 6.0% – 6.5%, operating expense increases of 3.0% – 4.0% (inclusive of a 5% projected increase in property taxes), and NOI growth of between 7.0% and 8.0%.

The Company intends to spend up to $25 million on its expansion and enhancement program. It has also budgeted $19 million to provide for recurring capitalized expenditures including roofing, paving, and office renovations.

The Company has assumed no impact from acquisitions for the remainder of 2015. Approximately $275 million of acquisitions have been completed through September 30, 2015. Per share adjusted FFO guidance is projected after adding back third party acquisition costs. Any purchases of additional properties are expected to be funded via proceeds from the Company’s ATM program and draws on its line of credit which carries an interest rate of LIBOR plus 1.30%.

Annual general and administrative expenses, excluding internet marketing costs, are expected to be approximately $38 million. The increase over the prior year is primarily due to the need for additional personnel required for recent acquisitions, income taxes on its taxable REIT subsidiaries, and the Company’s plans to continue expanding its Corporate Alliance and third party management programs.

At September 30, 2015, the Company had 36.2 million shares of common stock outstanding and 0.2 million Operating Partnership Units outstanding.

As a result of the above assumptions, management expects adjusted funds from operations for the full year 2015 to be approximately $4.91 to $4.93 per share, and between $1.26 and $1.28 per share for the fourth quarter of 2015.

FORWARD LOOKING STATEMENTS:

When used within this news release, the words “intends,” “believes,” “expects,” “anticipates,” and similar expressions are intended to identify “forward looking statements” within the meaning of that term in Section 27A of the Securities Act of 1933, and in Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from those expressed or implied by such forward looking statements. Such factors include, but are not limited to, the effect of competition from new self storage facilities, which could cause rents and occupancy rates to decline; the Company’s ability to evaluate, finance and integrate acquired businesses into the Company’s existing business and operations; the Company’s existing indebtedness may mature in an unfavorable credit environment, preventing refinancing or forcing refinancing of the indebtedness on terms that are not as favorable as the existing terms; interest rates may fluctuate, impacting costs associated with the Company’s outstanding floating rate debt; the Company’s ability to comply with debt covenants; the future ratings on the Company’s debt instruments; the regional concentration of the Company’s business may subject it to economic downturns in the states of Florida and Texas; the Company’s ability to effectively compete in the industries in which it does business; the Company’s reliance on its call center; the Company’s cash flow may be insufficient to meet required payments of principal, interest and dividends; and tax law changes which may change the taxability of future income.

CONFERENCE CALL:

Sovran Self Storage will hold its Third Quarter Earnings Release Conference Call at 9:00 a.m. Eastern Time on Thursday, October 29, 2015. To access the conference call, dial 877.407.8033 (domestic) or 201.689.8033 (international). Management will accept questions from registered financial analysts after prepared remarks; all others are encouraged to listen to the call via webcast by accessing “news and events” under the investor relations tab at www.unclebobs.com/company/.

The webcast will be archived for 90 days; a telephone replay will also be available for 72 hours by calling 877.660.6853 and entering conference ID 13621470.

ABOUT SOVRAN SELF STORAGE, INC:

Sovran Self Storage, Inc. is a self-administered and self-managed equity REIT that is in the business of acquiring and managing self storage facilities. The Company operates over 500 self storage facilities in 25 states under the name “Uncle Bob’s Self Storage”®. For more information, visit www.unclebobs.com, like us on Facebook, or follow us on Twitter.

SOVRAN SELF STORAGE, INC.
BALANCE SHEET DATA
(unaudited)

	September 30,	December 31,
(dollars in thousands)	2015	2014
Assets
Investment in storage facilities:
Land	$478,872	$397,642
Building, equipment and construction in progress	1,993,604	1,780,341
	2,472,476	2,177,983
Less: accumulated depreciation	(451,117)	(411,701)
Investment in storage facilities, net	2,021,359	1,766,282
Cash and cash equivalents	6,067	8,543
Accounts receivable	6,480	5,758
Receivable from joint venture	814	583
Investment in joint venture	57,185	57,803
Prepaid expenses	5,766	6,533
Intangible asset - in-place customer leases (net of accumulated
amortization of $20,335 in 2015 and $17,662 in 2014)	1,970	2,204
Other assets	7,171	7,094
Total Assets	$2,106,812	$1,854,800

Liabilities
Line of credit	$114,000	$49,000
Term notes	750,000	750,000
Accounts payable and accrued liabilities	47,146	43,551
Deferred revenue	7,475	7,290
Fair value of interest rate swap agreements	19,426	13,341
Mortgages payable	2,028	2,127
Total Liabilities	940,075	865,309

Noncontrolling redeemable Operating Partnership Units at redemption value	16,698	13,622

Equity
Common stock	373	353
Additional paid-in capital	1,337,645	1,156,213
Accumulated deficit	(168,871)	(167,692)
Accumulated other comprehensive loss	(19,108)	(13,005)
Total Shareholders' Equity	1,150,039	975,869
Total Liabilities and Equity	$2,106,812	$1,854,800

CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
	July 1, 2015	July 1, 2014
	to	to
(dollars in thousands, except share data)	September 30, 2015	September 30, 2014

Revenues
Rental income	$88,066	$79,092
Other operating income	5,838	4,958
Management fee income	1,524	1,199
Total operating revenues	95,428	85,249

Expenses
Property operations and maintenance (1)	20,954	19,243
Real estate taxes	9,247	8,312
General and administrative (1)	9,367	8,711
Acquisition related costs	1,046	1,210
Operating leases of storage facilities	-	1,997
Depreciation and amortization	13,954	12,113
Amortization of in-place customer leases	717	1,244
Total operating expenses	55,285	52,830

Income from operations	40,143	32,419

Other income (expense)
Interest expense (A)	(9,419)	(9,116)
Interest income	1	1
Gain on sale of real estate	-	1,777
Equity in income of joint ventures	936	662

Net income	31,661	25,743
Net income attributable to noncontrolling interests	(157)	(154)
Net income attributable to common shareholders	$31,504	$25,589

Earnings per common share attributable to common shareholders - basic	$0.88	$0.77

Earnings per common share attributable to common shareholders - diluted	$0.88	$0.77

Common shares used in basic
earnings per share calculation	35,700,375	33,234,660

Common shares used in diluted
earnings per share calculation	35,917,105	33,398,648

Dividends declared per common share	$0.85	$0.68

(A) Interest expense for the three months ending September 30 consists of the following
Interest expense	$9,123	$8,903
Amortization of deferred financing fees	296	213
Total interest expense	$9,419	$9,116

	January 1, 2015	January 1, 2014
	to	to
(dollars in thousands, except share data)	September 30, 2015	September 30, 2014

Revenues
Rental income	$250,439	$223,438
Other operating income	16,780	14,123
Management fee income	4,344	3,453
Acquisition fee income	-	136
Total operating revenues	271,563	241,150

Expenses
Property operations and maintenance (1)	61,001	55,720
Real estate taxes	27,311	24,433
General and administrative (1)	28,459	26,111
Acquisition related costs	2,415	5,926
Operating leases of storage facilities	683	5,991
Depreciation and amortization	40,734	35,057
Amortization of in-place customer leases	2,703	2,723
Total operating expenses	163,306	155,961

Income from operations	108,257	85,189

Other income (expense)
Interest expense (A)	(27,796)	(25,331)
Interest income	4	31
(Loss) gain on sale of real estate	(7)	1,777
Equity in income of joint ventures	2,436	1,553

Net income	82,894	63,219
Net income attributable to noncontrolling interests	(407)	(381)
Net income attributable to common shareholders	$82,487	$62,838

Earnings per common share attributable to common shareholders - basic	$2.35	$1.92

Earnings per common share attributable to common shareholders - diluted	$2.33	$1.91

Common shares used in basic
earnings per share calculation	35,135,946	32,806,164

Common shares used in diluted
earnings per share calculation	35,358,332	32,972,262

Dividends declared per common share	$2.35	$2.04

(A) Interest expense for the nine months ending September 30 consists of the following
Interest expense	$26,908	$24,712
Amortization of deferred financing fees	888	619
Total interest expense	$27,796	$25,331

(1) For all periods presented internet marketing costs are included in property operations and maintenance expense. The internet marketing costs had previously been included in general and administrative expenses. For the three months ended September 30, 2015 and 2014, total internet marketing expense was $1,512 and $1,330, respectively. For the nine months ended September 30, 2015 and 2014, total internet marketing expense was $4,517 and $4,290, respectively. Same store internet marketing expense for both periods is noted below.

COMPUTATION OF FUNDS FROM OPERATIONS (FFO) (2) - (unaudited)

	July 1, 2015	July 1, 2014
	to	to
(dollars in thousands, except share data)	September 30, 2015	September 30, 2014

Net income attributable to common shareholders	$31,504	$25,589
Net income attributable to noncontrolling interests	157	154
Depreciation of real estate and amortization of intangible
assets exclusive of deferred financing fees	14,430	13,127
Depreciation and amortization from unconsolidated joint ventures	610	430
Gain on sale of real estate	-	(1,777)
Funds from operations allocable to noncontrolling
interest in Operating Partnership	(231)	(224)
Funds from operations available to common shareholders	46,470	37,299
FFO per share - diluted	$1.29	$1.12

Adjustments to FFO
Acquisition costs expensed	1,046	1,210
Operating leases straight line rent adjustment	-	497
Funds from operations resulting from non-recurring items allocable to noncontrolling
interest in Operating Partnership	(5)	(10)
Adjusted funds from operations available to common shareholders	47,511	38,996
Adjusted FFO per share - diluted	$1.32	$1.17

Common shares - diluted	35,917,105	33,398,648

	January 1, 2015	January 1, 2014
	to	to
(dollars in thousands, except share data)	September 30, 2015	September 30, 2014

Net income attributable to common shareholders	$82,487	$62,838
Net income attributable to noncontrolling interests	407	381
Depreciation of real estate and amortization of intangible
assets exclusive of deferred financing fees	42,649	37,097
Depreciation and amortization from unconsolidated joint ventures	1,845	1,166
Loss (gain) on sale of real estate	7	(1,777)
Funds from operations allocable to noncontrolling
interest in Operating Partnership	(625)	(601)
Funds from operations available to common shareholders	126,770	99,104
FFO per share - diluted	$3.59	$3.01

Adjustments to FFO
Acquisition costs expensed	2,415	5,926
Company's share of acquisition costs expensed by Sovran HHF Storage Holdings	-	185
Acquisition fee income from Sovran HHF Storage Holdings	-	(136)
Operating leases straight line rent adjustment	146	1,491
Funds from operations resulting from non-recurring items allocable to noncontrolling
interest in Operating Partnership	(12)	(45)
Adjusted funds from operations available to common shareholders	129,319	106,525
Adjusted FFO per share - diluted	$3.66	$3.23

Common shares - diluted	35,358,332	32,972,262

(2) We believe that Funds from Operations (“FFO”) provides relevant and meaningful information about our operating performance that is necessary, along with net earnings and cash flows, for an understanding of our operating results. FFO adds back historical cost depreciation, which assumes the value of real estate assets diminishes predictably in the future. In fact, real estate asset values increase or decrease with market conditions. Consequently, we believe FFO is a useful supplemental measure in evaluating our operating performance by disregarding (or adding back) historical cost depreciation.

Funds from operations is defined by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) as net income available to common shareholders computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses on sales of properties, plus impairment of real estate assets, plus depreciation and amortization and after adjustments to record unconsolidated partnerships and joint ventures on the same basis. We believe that to further understand our performance, FFO should be compared with our reported net income and cash flows in accordance with GAAP, as presented in our consolidated financial statements.

Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, or as an indicator of our ability to make cash distributions.

QUARTERLY SAME STORE DATA (3) * 399 stores owned since 12/31/13 (unaudited)	July 1, 2015	July 1, 2014
	to	to		Percentage
(dollars in thousands)	September 30, 2015	September 30, 2014	Change	Change

Revenues:
Rental income	$78,018	$73,452	$4,566	6.2%
Tenant insurance	2,804	2,486	318	12.8%
Other operating income	1,458	1,314	144	11.0%
Total operating revenues	82,280	77,252	5,028	6.5%

Expenses:
Payroll and benefits	6,941	6,643	298	4.5%
Real estate taxes	7,939	7,701	238	3.1%
Utilities	3,124	3,137	(13)	-0.4%
Repairs and maintenance	2,765	2,666	99	3.7%
Office and other operating expense	2,608	2,631	(23)	-0.9%
Insurance	1,013	1,017	(4)	-0.4%
Advertising & yellow pages	320	365	(45)	-12.3%
Internet marketing (1)	1,354	1,247	107	8.6%
Total operating expenses	26,064	25,407	657	2.6%

Net operating income (4)	$56,216	$51,845	$4,371	8.4%

QTD Same store move ins	40,679	42,161	(1,482)

QTD Same store move outs	45,247	46,132	(885)

OTHER COMPARABLE QUARTERLY SAME STORE DATA * (unaudited)	July 1, 2015	July 1, 2014
	to	to		Percentage
	September 30, 2015	September 30, 2014	Change	Change
Stores owned since 12/31/12 (384 stores) (3)
Revenues	$77,096	$72,327	$4,769	6.6%
Expenses including internet advertising	24,297	23,747	550	2.3%
Net operating income (4)	$52,799	$48,580	$4,219	8.7%

Stores owned since 12/31/11 (356 stores) (3)
Revenues	$69,954	$65,693	$4,261	6.5%
Expenses including internet advertising	22,060	21,491	569	2.6%
Net operating income (4)	$47,894	$44,202	$3,692	8.4%

(3) Includes the stores owned and/or managed by the Company for the entire periods presented that are consolidated in our financial statements. Does not include unconsolidated joint ventures or other stores managed by the Company.

(4) Net operating income or "NOI" is a non-GAAP (generally accepted accounting principles) financial measure that we define as total continuing revenues less continuing property operating expenses. NOI also can be calculated by adding back to net income: interest expense, impairment and casualty losses, depreciation and amortization expense, acquisition related costs, general and administrative expense, and deducting from net income: income from discontinued operations, interest income, gain on sale of real estate, and equity in income of joint ventures. We believe that NOI is a meaningful measure of operating performance, because we utilize NOI in making decisions with respect to capital allocations, in determining current property values, and comparing period-to-period and market-to-market property operating results. NOI should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, operating income and net income.

* See exhibits A and B for supplemental quarterly same store data.

YEAR TO DATE SAME STORE DATA (3) * 399 stores owned since 12/31/13 (unaudited)	January 1, 2015	January 1, 2014
	to	to		Percentage
(dollars in thousands)	September 30, 2015	September 30, 2014	Change	Change

Revenues:
Rental income	$224,871	$212,692	$12,179	5.7%
Tenant insurance	8,202	7,189	1,013	14.1%
Other operating income	4,223	3,983	240	6.0%
Total operating revenues	237,296	223,864	13,432	6.0%

Expenses:
Payroll and benefits	20,480	19,779	701	3.5%
Real estate taxes	23,827	23,182	645	2.8%
Utilities	8,517	8,809	(292)	-3.3%
Repairs and maintenance	9,127	8,025	1,102	13.7%
Office and other operating expense	7,573	7,779	(206)	-2.6%
Insurance	3,042	3,132	(90)	-2.9%
Advertising & yellow pages	991	1,099	(108)	-9.8%
Internet marketing (1)	4,111	4,122	(11)	-0.3%
Total operating expenses	77,668	75,927	1,741	2.3%

Net operating income (4)	$159,628	$147,937	$11,691	7.9%

YTD Same store move ins	125,683	129,686	(4,003)

YTD Same store move outs	119,388	122,611	(3,223)

OTHER DATA	Same Store (3)		All Stores (5)
	2015	2014	2015	2014

Weighted average quarterly occupancy	92.0%	91.2%	91.5%	90.9%

Occupancy at September 30	91.4%	90.4%	90.6%	90.0%

Rent per occupied square foot	$12.64	$12.03	$12.79	$12.19

(5) Does not include unconsolidated joint venture stores or other stores managed by the Company

Investment in Storage Facilities: (unaudited)
The following summarizes activity in storage facilities during the nine months ended September 30, 2015:

Beginning balance	$2,177,983
Property acquisitions	272,148
Improvements and equipment additions:
Expansions	4,520
Roofing, paving, and equipment:
Stabilized stores	12,187
Recently acquired stores	2,191
Change in construction in progress (Total CIP $10.3 million)	5,586
Dispositions and Impairments	(2,139)
Storage facilities at cost at period end	$2,472,476

Comparison of Selected G&A Costs (unaudited)	Quarter Ended
	September 30, 2015	September 30, 2014

Management and administrative salaries and benefits	5,787	5,450
Training	235	208
Call center	484	404
Uncle Bob's Management costs	76	162
Income taxes	617	352
Legal, accounting and professional	490	360
Other administrative expenses (6)	1,678	1,775
	$9,367	$8,711

(6) Other administrative expenses include office rent, travel expense, investor relations and miscellaneous other expenses.

Net rentable square feet	September 30, 2015
Wholly owned properties	30,604,074
Joint venture properties	5,192,101
Third party managed properties	1,133,525
	36,929,700

	September 30, 2015	September 30, 2014

Common shares outstanding	36,168,440	33,708,457
Operating Partnership Units outstanding	178,866	198,913

Exhibit A

Sovran Self Storage, Inc.

Same Store Performance Summary by Market
Three Months Ended September 30, 2015
(unaudited)

			Avg Qtrly	Avg Qtrly Occupancy for		Revenue			Expenses			NOI
			Rent per	the Three Months Ended		for the Three Months			for the Three Months			for the Three Months
		Square	Occupied	September 30,		Ended September 30,			Ended September 30,			Ended September 30,
Market	Stores	Feet	Square Foot	2015	2014	2015	2014	% Change	2015	2014	% Change	2015	2014	% Change

Houston-The Woodlands-Sugar Land, TX	40	3,069	$13.48	92.5%	94.3%	$10,045	$9,393	6.9%	$3,484	$3,386	2.9%	$6,561	$6,007	9.2%
New England-CT-RI-NH-MA-ME	31	1,913	16.57	92.0%	90.5%	7,658	7,191	6.5%	2,224	2,121	4.9%	5,434	5,070	7.2%
Dallas-Fort Worth-Arlington, TX	20	1,374	11.50	94.5%	93.2%	3,881	3,620	7.2%	1,302	1,289	1.0%	2,579	2,331	10.6%
Atlanta-Sandy Springs-Roswell, GA	20	1,353	11.88	94.1%	93.7%	4,045	3,721	8.7%	1,112	1,126	-1.2%	2,933	2,595	13.0%
Buffalo-Upstate, NY	19	1,255	13.13	92.4%	92.7%	4,007	3,689	8.6%	1,175	1,171	0.3%	2,832	2,518	12.5%
New York-Newark-Jersey City, NY-NJ-PA	18	1,068	22.29	93.1%	89.6%	5,724	5,356	6.9%	1,868	1,764	5.9%	3,856	3,592	7.3%
Austin-Round Rock, TX	15	1,169	12.85	89.8%	89.8%	3,550	3,380	5.0%	1,202	1,123	7.0%	2,348	2,257	4.0%
New Orleans-Lafayette, LA	14	813	11.52	93.4%	90.6%	2,303	2,233	3.1%	684	637	7.4%	1,619	1,596	1.4%
Miami-Fort Lauderdale-West Palm Beach, FL	13	858	16.39	91.5%	90.9%	3,388	3,131	8.2%	984	962	2.3%	2,404	2,169	10.8%
San Antonio-New Braunfels, TX	12	713	12.43	92.4%	90.7%	2,159	1,926	12.1%	703	692	1.6%	1,456	1,234	18.0%
Tampa-St. Petersburg-Clearwater, FL	12	746	13.15	94.8%	91.8%	2,474	2,321	6.6%	729	727	0.3%	1,745	1,594	9.5%
Virginia Beach-Norfolk-Newport News, VA	11	844	10.71	88.0%	86.9%	2,081	2,084	-0.1%	689	647	6.5%	1,392	1,437	-3.1%
Phoenix-Mesa-Scottsdale, AZ	10	668	10.53	88.5%	86.8%	1,674	1,558	7.4%	543	619	-12.3%	1,131	939	20.4%
Chicago-Naperville-Elgin, IL	9	685	14.16	91.3%	87.2%	2,323	2,161	7.5%	821	803	2.2%	1,502	1,358	10.6%
Cleveland-Elyria, OH	9	629	11.53	89.3%	92.0%	1,704	1,634	4.3%	507	492	3.0%	1,197	1,142	4.8%
Raleigh-Durham, NC	8	544	11.85	94.0%	92.6%	1,587	1,506	5.4%	377	376	0.3%	1,210	1,130	7.1%
Pensacola-Ferry Pass-Brent, FL	8	605	8.38	86.4%	77.6%	1,188	1,201	-1.1%	488	461	5.9%	700	740	-5.4%
Jacksonville, FL	8	548	10.16	95.8%	94.9%	1,416	1,307	8.3%	464	479	-3.1%	952	828	15.0%
St. Louis, MO	8	515	12.83	92.7%	90.5%	1,603	1,494	7.3%	509	487	4.5%	1,094	1,007	8.6%
Montgomery, AL	7	490	9.34	90.4%	89.1%	1,098	1,024	7.2%	341	328	4.0%	757	696	8.8%
Space Coast, FL	7	500	11.56	93.7%	95.3%	1,433	1,335	7.3%	402	397	1.3%	1,031	938	9.9%
Beaumont-Port Arthur, TX	7	428	12.92	94.2%	95.5%	1,374	1,324	3.8%	479	435	10.1%	895	889	0.7%
Charlotte-Concord-Gastonia, NC	7	427	11.31	96.6%	94.9%	1,237	1,148	7.8%	336	333	0.9%	901	815	10.6%
Jackson, MS	6	404	11.32	90.4%	93.6%	1,080	1,036	4.2%	318	318	0.0%	762	718	6.1%
Cape Coral-Fort Myers, FL	6	314	11.04	94.8%	88.1%	878	760	15.5%	290	263	10.3%	588	497	18.3%
Chattanooga, TN-GA	5	353	11.06	90.8%	90.4%	931	873	6.6%	338	315	7.3%	593	558	6.3%
Youngstown-Warren-Boardman, OH-PA	5	337	8.86	89.8%	90.9%	713	694	2.7%	250	223	12.1%	463	471	-1.7%
Birmingham-Hoover, AL	5	313	8.63	87.7%	86.1%	644	587	9.7%	231	209	10.5%	413	378	9.3%
Columbia, SC	5	287	9.91	94.2%	91.4%	729	700	4.1%	278	264	5.3%	451	436	3.4%
Other markets	54	3,591	10.68	91.3%	90.8%	9,353	8,865	5.5%	2,936	2,960	-0.8%	6,417	5,905	8.7%

Portfolio Total	399	26,813	$12.64	92.0%	91.2%	$82,280	$77,252	6.5%	$26,064	$25,407	2.6%	$56,216	$51,845	8.4%

Properties owned since 12/31/13 (detail shown above)	399	26,813	12.64	92.0%	91.2%	82,280	77,252	6.5%	26,064	25,407	2.6%	56,216	51,845	8.4%
Properties owned since 12/31/12	384	25,710	12.33	92.1%	91.3%	77,096	72,327	6.6%	24,297	23,747	2.3%	52,799	48,580	8.7%
Properties owned since 12/31/11	356	23,529	12.23	92.0%	91.4%	69,954	65,693	6.5%	22,060	21,491	2.6%	47,894	44,202	8.4%

Dollars in thousands except for average quarterly rent per occupied square foot. Square feet in thousands.
List includes markets where the Company has five or more stores.

Exhibit B

Sovran Self Storage, Inc.

Same Store Performance Summary by State
Three Months Ended September 30, 2015
(unaudited)

			Avg Qtrly	Avg Qtrly Occupancy for		Revenue			Expenses			NOI
			Rent per	the Three Months Ended		for the Three Months			for the Three Months			for the Three Months
		Square	Occupied	September 30,		Ended September 30,			Ended September 30,			Ended September 30,
State	Stores	Feet	Square Foot	2015	2014	2015	2014	% Change	2015	2014	% Change	2015	2014	% Change

Alabama	22	1,617	$9.41	88.4%	89.0%	$3,654	$3,397	7.6%	$1,097	$1,064	3.1%	$2,557	$2,333	9.6%
Arizona	10	668	10.53	88.5%	86.8%	1,674	1,558	7.4%	543	619	-12.3%	1,131	939	20.4%
Colorado	1	55	15.90	90.7%	86.0%	205	167	22.8%	67	69	-2.9%	138	98	40.8%
Connecticut	8	640	19.57	92.0%	87.0%	2,967	2,829	4.9%	804	755	6.5%	2,163	2,074	4.3%
Florida	61	4,032	12.02	93.0%	90.0%	11,987	11,166	7.4%	3,755	3,689	1.8%	8,232	7,477	10.1%
Georgia	28	1,947	11.34	93.1%	92.7%	5,491	5,109	7.5%	1,597	1,612	-0.9%	3,894	3,497	11.4%
Illinois	9	685	14.16	91.3%	87.2%	2,323	2,161	7.5%	821	803	2.2%	1,502	1,358	10.6%
Louisiana	14	813	11.52	93.4%	90.6%	2,303	2,233	3.1%	684	637	7.4%	1,619	1,596	1.4%
Maine	2	114	15.17	89.5%	93.8%	404	384	5.2%	108	98	10.2%	296	286	3.5%
Maryland	3	139	16.76	95.3%	92.1%	574	544	5.5%	184	196	-6.1%	390	348	12.1%
Massachusetts	13	693	16.14	92.8%	91.9%	2,752	2,551	7.9%	833	811	2.7%	1,919	1,740	10.3%
Mississippi	12	916	10.35	89.5%	91.7%	2,242	2,154	4.1%	705	676	4.3%	1,537	1,478	4.0%
Missouri	8	515	12.83	92.7%	90.5%	1,603	1,494	7.3%	509	487	4.5%	1,094	1,007	8.6%
New Hampshire	4	260	12.90	92.6%	93.2%	816	762	7.1%	242	236	2.5%	574	526	9.1%
New Jersey	4	253	18.31	90.4%	85.7%	1,096	992	10.5%	424	391	8.4%	672	601	11.8%
New York	33	2,070	17.24	93.0%	92.0%	8,635	8,053	7.2%	2,619	2,543	3.0%	6,016	5,510	9.2%
North Carolina	19	1,154	10.98	95.4%	93.9%	3,189	3,004	6.2%	854	849	0.6%	2,335	2,155	8.4%
Ohio	16	1,112	10.63	90.6%	91.7%	2,829	2,701	4.7%	873	833	4.8%	1,956	1,868	4.7%
Pennsylvania	4	220	10.62	86.8%	92.3%	528	544	-2.9%	191	189	1.1%	337	355	-5.1%
Rhode Island	4	206	14.06	90.4%	91.8%	719	664	8.3%	237	220	7.7%	482	444	8.6%
South Carolina	8	443	11.06	94.5%	92.2%	1,249	1,192	4.8%	427	419	1.9%	822	773	6.3%
Tennessee	4	291	11.22	90.9%	91.4%	778	738	5.4%	291	271	7.4%	487	467	4.3%
Texas	94	6,753	12.82	92.6%	93.0%	21,011	19,646	6.9%	7,174	6,929	3.5%	13,837	12,717	8.8%
Virginia	18	1,217	11.42	89.0%	87.1%	3,251	3,209	1.3%	1,025	1,011	1.4%	2,226	2,198	1.3%

Portfolio Total	399	26,813	$12.64	92.0%	91.2%	$82,280	$77,252	6.5%	$26,064	$25,407	2.6%	$56,216	$51,845	8.4%

Dollars in thousands except for average quarterly rent per occupied square foot. Square feet in thousands.

Exhibit C

Sovran Self Storage, Inc.

Debt Maturity Schedule
September 30, 2015
(unaudited)

			Current
	Maturity	Basis of	Interest
(dollars in thousands)	Date	Rate	Rate (1)	2015	2016	2017	2018	2019	Thereafter	Total

Line of credit	Dec-2019	Variable	1.50%	$-	$-	$-	$-	$114,000	$-	$114,000

Term note	Apr-2016	Fixed	6.38%	-	150,000	-	-	-	-	150,000
Term note	Jun-2020	Swapped to fixed	3.77%	-	-	-	-	-	125,000	125,000
Term note	Jun-2020	Swapped to fixed	3.01%	-	-	-	-	-	100,000	100,000
Term note	Jun-2020	Swapped to fixed	2.77%	-	-	-	-	-	100,000	100,000
Term note	Aug-2021	Fixed	5.54%	-	-	-	-	-	100,000	100,000
Term note	Apr-2024	Fixed	4.53%	-	-	-	-	-	175,000	175,000
Mortgage note	May-2026	Fixed	5.99%	34	142	151	160	170	1,371	2,028

				$34	$150,142	$151	$160	$114,170	$601,371	$866,028

(1) Rate as of September 30, 2015 based on existing debt rating. Interest rates shown do not include amortization of financing fees and facility fees which are expected to be $1.2 million in 2015.

Exhibit D

Sovran Self Storage, Inc.

Certificate of Occupancy Performance Summary
September 30, 2015
(unaudited)
(dollars in thousands)

							Revenue		Expenses		NOI
							for the Three Months		for the Three Months		for the Three Months
		# of		Net Rentable	Occupancy at September 30,		Ended September 30,		Ended September 30,		Ended September 30,
Market	Acquired	Stores	Cost	Square Feet	2015	2014	2015	2014	2015	2014	2015	2014

Chicago, IL	May-2014	1	$5,500	52,280	78.4%	38.5%	$171	$48	$70	$43	$101	$5
Chattanooga, TN	Sep-2014	1	6,550	57,260	83.5%	36.8%	154	8	57	7	97	1
Chicago, IL	Nov-2014	1	5,750	97,611	65.6%	0.0%	110	-	97	-	13	-
Chicago, IL	Mar-2015	1	8,690	64,804	29.6%	0.0%	53	-	58	-	(5)	-
Phoenix, AZ	Jun-2015	1	7,904	64,470	38.1%	0.0%	83	-	83	-	-	-
Boston, MA	Jun-2015	1	10,291	63,475	5.4%	0.0%	6	-	95	-	(89)	-

		6	$44,685	399,900			$577	$56	$460	$50	$117	$6

CONTACT:
Sovran Self Storage, Inc.
Diane Piegza, Vice President
Investor Relations & Community Affairs
716-650-6115